NanoFilterCX™ Undergoing Commercial Feasibility Study

CARSON CITY, NV— March 2, 2007 -- US Global Nanospace, Inc. (“USGN”) (OTCBB: USGA) today announced that Vitusa Products, Inc. (“Vitusa”) is undertaking and funding a commercial feasibility study of USGN’s NanoFilterCX™ cigarette filters. Vitusa has agreed to provide a maximum of $78,000 to cover the costs associated with the study, of which $58,000 has already been advanced. The remaining funds are to be provided based on a schedule to be jointly determined by USGN and Vitusa. The study is intended to be completed prior to April 30, 2007. USGN is also party to a Distribution Agreement, dated June 25, 2004, with Vitusa, pursuant to which Vitusa has agreed to act as USGN’s non-exclusive distributor of USGN’s NanoFilterCX™ product.

USGN believes unique production methods are being used to configure the company’s nanofiber-based cigarette filters to obtain the best form for specific toxin reduction. The overall goal is to identify one or more configurations that will be suitably matched to current high-speed, high-volume cigarette production methods. USGN and Vitusa have advanced NanoFilterCX™ to this stage of development in response to feedback from major tobacco manufacturers who have reviewed NanoFilterCX™ since its initial unveiling in 2004.

“Vitusa Products has been a proactive strategic partner for us in working to build awareness and acceptance in the tobacco industry of NanoFilterCX™’s potential to effectively reduce unwanted components in the cigarette smoke stream,” said Pat Scorzelli, Chairman and CEO of USGN. “We believe this feasibility study is a great opportunity to prove NanoFilterCX™ designs can be well-integrated into our potential customers’ current high-volume cigarette manufacturing product lines.”

About Vitusa Products, Inc. Vitusa Products is a leading supplier of additives to the filter and tobacco manufacturing industries and provides marketing and sales for many major domestic and international producers through its offices and warehouses in New Jersey, Illinois, North Carolina, and California. Vitusa Products is ISO 9002 certified and is one of the largest providers of Glycerine and Triacetin to the tobacco industry. Vitusa Products’ customers include all the major tobacco manufacturers.

Vitusa Products, Inc. concentrates on marketing and selling specific product groups to the Food, Nutraceutical and Polyurethane Industries among others. For nearly 26 years Vitusa Products has focused on supplying Glycerine , Leavening Agents, Acidulants and allied products to larger global and national entities, as well as smaller emerging companies. The Quality System of Vitusa Products, Inc. has been registered to ISO 9002 by SGS ICS, Inc. Vitusa Products’s web site is at www.vitusaproducts.com.

About US Global Nanospace

US Global Nanospace, Inc. is a solutions-oriented research and development company that specializes in identifying, developing, and commercializing new and emerging technologies and products for integration into the security, defense and health and safety markets. USGN uses cross-discipline knowledge in the areas of science, engineering, nanotechnology and nanomaterials to develop products that address high-performance issues. USGN has focused its commercial efforts on identifying strategic partnership companies that have the resources to manufacture, market or integrate its products on a commercial scale. USGN's products include MAPSANDS(TM), All-Clear(TM) Chem/Bio Decontamination Foam, the G-Lam line of variable threat armor solutions, NanoFilters for HVAC, NanoFilterCX, BlastX, and Radomes. More information is available at http://www.usgn.com and http://www.mapsands.com.

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This announcement contains express or implied forward-looking statements about US Global Nanospace's future financial and operating results, products and business relationships. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, reliance on the manufacturing, sales and marketing efforts of a third party over which US Global Nanospace has no direct control, enforceability, and validity of proprietary rights, ability to raise sufficient capital or borrow sufficient funds to fund future operations, ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products by customers, the outcome of pending or future litigation, ability to obtain and maintain regulatory approvals for products, general economic factors and other risks identified and discussed in US Global Nanospace's filings with the Securities and Exchange Commission, including those set forth in US Global Nanospace's annual report on Form 10-KSB for the fiscal year ended March 31, 2006 and its subsequent quarterly reports on Form 10-QSB. These forward-looking statements are based on management's expectations as of the date hereof. Future results may differ materially from US Global Nanospace's current expectations. US Global Nanospace disclaims any intent or obligation to update those forward-looking statements, except as required by law.